SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:


|_|   Preliminary Information Statement


|_| Confidential, for Use of the Commission Only (as permitted by Rule 14C-5(D)(2))


|X|   Definitive Information Statement


                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

|X|   No Fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      1)    Title of each class of securities to which transaction applies:


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      2)    Aggregate number of securities to which transaction applies:


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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


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      4)    Proposed maximum aggregate value of transaction:


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      5)    Total fee paid:


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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:


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     2)   Form, Schedule or Registration Statement No:


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     3)   Filing party:


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     4)   Date filed:


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* Set forth the amount on which the filing fee is calculated and state how it was determined.


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                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                               3661 Horseblock Rd.
                                     Suite E
                                Medford, NY 11763

                                 (631) 205-0700

                              INFORMATION STATEMENT

                                  INTRODUCTION


      This information statement is being mailed or otherwise furnished to stockholders of SALIVA DIAGNOSTIC SYSTEMS, INC., a Delaware corporation, in connection with a certain stockholder action taken by written consent of the holders of a majority of our outstanding shares of common stock and preferred stock of record as of January 31, 2002 to approve an amendment to our Certificate of Incorporation, as amended, substantially in the form attached as Exhibit A to this Information Statement (the "Amendment"). The purpose of the Amendment is (1) to effect a reverse split (the "Reverse Stock Split") of our common stock, $.01 per share ("Common Stock") pursuant to which each twenty-five
(25) shares of our Common Stock issued and outstanding as of the date of the stock split will be reclassified as and converted into one (1) share of Common Stock immediately following the Reverse Stock Split, and (2) to reflect the authorized Common Stock of the Corporation as 50,000,000 shares, without par value.


      Our board of directors approved the Amendment on January 31, 2002 and recommended that the Amendment be approved by our stockholders.

      The Amendment requires the approval of holders of a majority of the outstanding shares of our Common Stock. Under Delaware law, we are permitted to obtain approval of the Amendment by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the Amendment at a meeting at which all shares entitled to vote thereon were present and voted.

      In order to eliminate the costs of and time involved in holding a special meeting of our stockholders, we have obtained the written consent of the Resonance, Ltd. and Biscount Overseas Limited to the Amendment. As of January 31, 2002, Resonance and Biscount owned in the aggregate 19,241,460 shares of our Common Stock, representing approximately 63.3% of our outstanding Common Stock as of that date. Their holdings represent more than the minimum number of votes referred to above.


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY



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      The Amendment will become effective when filed with the Secretary of State of the State of Delaware. We anticipate that the filing of the Amendment will occur on or about March 18, 2002.

      Resonance, Biscount and a third party, Helenka Bodner, had submitted notices to us converting certain debt owed to them into Common Stock. Based on the conversion terms, we could not honor these conversions in full, because we did not have sufficient authorized but unissued shares. If we had been able to issue all of the conversion shares to these three parties, Resonance and Biscount would have held shares representing approximately 65.8% of the adjusted outstanding Common Stock and Helenka Bodner would have held shares representing approximately 29.2% of the adjusted outstanding Common Stock. In the aggregate, these holdings would represent approximately 95% of the adjusted outstanding Common Stock. Resonance and Biscount have approved the terms of the Amendment by written action. Helenka Bodner has also consented to the terms of the Amendment.


      Our board of directors has fixed the close of business on January 31, 2002 as the record date for the determination of stockholders who are entitled to give consent and receive this information statement.


      This information statement is being sent to stockholders on or about February 25, 2002

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

           The date of this information statement is February 20, 2002



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AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A 25
FOR 1 REVERSE STOCK SPLIT AND TO CHANGE THE AUTHORIZED COMMON STOCK OF THE COMPANY TO 50,000,000 SHARES, WITHOUT PAR VALUE

      On January 31, 2002, our board of directors voted unanimously to authorize and recommend that our stockholders approve a proposal (1) to effect the Reverse Stock Split and (2) to change the authorized Common Stock of the Company to 50,000,000 shares, without par value.

      Pursuant to the Reverse Stock Split, each twenty-five (25) of the outstanding shares of our Common Stock on the date of the Reverse Stock Split (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"). The Reverse Split and other provisions of the Amendment will not alter the number of shares of our Common Stock we are authorized to issue, but will reduce the number of shares of our Common Stock issued and outstanding. The Reverse Stock Split will become effective upon filing of the Amendment with the Delaware Secretary of State, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

      The Amendment will eliminate the par value designation of our Common Stock. Currently the par value is $.01 per share. After the filing of the Amendment, our Common Stock will have no par value. This Amendment will not change the number of shares we are authorized to issue.

PURPOSE AND EFFECT OF REVERSE STOCK SPLIT


      The purpose of the Reverse Stock Split is to provide us with the ability to issue shares in connection with conversions made by Resonance Ltd., Biscount Overseas Limited and Helenka Bodner, and in connection with business transactions with merger or strategic partners or other investors. In the absence of the Reverse Split or an increase in the authorized number of shares of Common Stock, we would not be able to honor our obligations to these converting parties or issue shares in connection with those other business transactions.


      The effect of the Reverse Stock Split upon the market price for our Common Stock cannot be predicted. There can be no assurance that the market price per New Share of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of Old Shares of our Common Stock outstanding resulting from the Reverse Stock Split.

      The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

      The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, we will issue any stockholder who otherwise would have been entitled to


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receive a fractional share as a result of the Reverse Stock Split one share of our Common Stock. The Reverse Stock Split may result in certain of our stockholders owning "odd lots" (i.e., a number of shares of our common stock not divisible by 100). Stockholders owning "odd lots" may experience difficulty selling their shares in the open market.

      The Reverse Stock Split and the other terms of the Amendment will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:


      o The number of shares owned by each holder of Common Stock will be reduced by the ratio of twenty-five (25) to one (1);

      o The number of shares of Common Stock we are authorized to issue will remain the same;

      o The par value of the shares of Common Stock we are authorized to issue will be changed to no par value; and

      o All outstanding options entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options, 4% of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options immediately preceding the Reverse Stock Split at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split.


MANNER OF EFFECTING THE REVERSE STOCK SPLIT

      The Reverse Stock Split will be effected by the filing of a Certificate of Amendment to our Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective on the date of filing the Certificate of Amendment unless we specify otherwise (the "Effective Date"). As soon as practicable after the Effective Date, we will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.


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NO RIGHTS OF APPRAISAL

      Under the laws of the State of Delaware, stockholders are not entitled to appraisal rights with respect to the Amendment to effect the Reverse Stock Split, and we will not independently provide stockholders with any such right.

VOTE REQUIRED

      The Amendment requires the approval of the holders of a majority of the outstanding shares of our Common Stock on the record date. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote. The holders of a majority of our outstanding shares of Common Stock have already consented in writing to the Amendment. The board of directors has fixed the close of business on January 31, 2002 as the record date for the determination of stockholders who are entitled to receive this information statement and notice of the written consent of such shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

      The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, and does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

      EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE STOCK SPLIT.

      No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis of the New Shares received in the Reverse Stock Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Stock Split.


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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


      The following table sets forth, as of December 31, 2001, certain information with respect to (1) each person or entity who is known by our management to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, (2) each of our directors and (3) all applicable directors and executive officers as a group. Under the heading "January 31, 2002," the table lists the applicable percentage of beneficial ownership based on 30,377,863 shares of common stock outstanding as of December 31, 2001 (without giving effect to any conversions submitted in December 2001).

      The table also reflects such information as of a date immediately after the filing of the Amendment and assuming that all conversion shares issuable to Resonance, Ltd., Biscount Overseas Limited and Helenka Bodner were issued of record that date.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.


                   [Balance of page intentionally left blank]



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
                                                    January 31, 2002                            After Amendment
                                        ----------------------------------------      ---------------------------------------
                                        Shares               Percent of               Shares             Percent of
Name and Address                        Beneficially         Shares Beneficially      Beneficially       Shares Beneficially
Of Beneficial Owner                     Owned                Owned                    Owned(1)           Owned
------------------------                ----------------     -------------------      --------------     --------------------

Resonance, Ltd.                             8,162,475               26.9%                 5,353,672            60.0%
c/o Peregrine Corporate Services
Burleigh Manor, Peel Road
Douglas Isle, Isle of Man

Biscount Overseas Limited                  11,078,985               36.5%                   522,628             5.9%
c/o David Freund
Torah Mizion 14
Jerusalem, Israel

Kenneth J. McLachlan                        2,170,000                7.1%                    86,800               *
607 Collingwood House
Dolphin Square
London SW1 3NF, England

Helenka Bodner                                      0                   *                 2,607,735            29.2%
1337 E. 9th St.
Brooklyn, NY 11230

Leo Ehrlich (2)                                     0                   *                         0                *
c/o Saliva Diagnostic Systems, Inc.
3661 Horseblock Rd.
Medford, NY 11763

Joe Levi (2)                                        0                   *                         0                *
c/o Saliva Diagnostic Systems, Inc.
3661 Horseblock Rd.
Medford, NY 11763

All directors and
executive officers as a group                       0                   *                         0                *

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*     Denotes beneficial ownership of less than 1%.

(1)   After giving effect 1:25 Reverse Split.

(2)   Mr. Ehrlich and Mr. Levi are directors of the Company.


                                            By Order of the Board of Directors

                                            By:  s/ Leo Ehrlich
                                               ---------------------------------
                                                 Leo Ehrlich
                                                 President

February 20, 2002
New York, New York



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                                                                       EXHIBIT A
                                     Form of
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         SALIVA DIAGNOSTIC SYSTEMS, INC.
              -----------------------------------------------------
                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
              ----------------------------------------------------

      I, Leo Ehrlich, President of SALIVA DIAGNOSTIC SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby affirm under penalties of perjury as follows:

      FIRST, that the Certificate of Incorporation of the Corporation, as amended to date, be amended as follows:

1. By striking out the first paragraph of ARTICLE FOURTH as it now exists and inserting in lieu and instead thereof a new first paragraph of ARTICLE FOURTH reading as follows:

            "The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is Fifty One Million (51,000,000), of which 50,000,000 shall be Common Stock, without par value, and 1,000,000 shall be preferred stock, par value $.01 per share."

2. By adding an additional paragraph to end of ARTICLE FOURTH, as it now exists, reading as follows:

            "The corporation hereby declares that each twenty-five outstanding shares of the corporation's Common Stock, par value $.01 per share, as of the date of the filing of this Certificate of Amendment, be converted and reconstituted into one share of Common Stock, without par value. No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be rounded up to the next whole share."

      SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by written action of not less than a majority of the outstanding stock entitled to vote at a special meeting of the stockholders, all in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, I have signed this Certificate of Amendment this ____ day of __________, 2002.


                                                      ----------------------
                                                      Leo Ehrlich, President